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                                                                   EXHIBIT 23(3)



                          [LETTERHEAD OF ERNST & YOUNG]

                   REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1998 with respect to the financial statements of Ninotsminda Oil Company Limited (formerly "JKX (Ninotsminda) Limited") included in the Registration Statements (Form S-1) and related prospectus of CanArgo Energy Corporation for the registration of up to 21,264,643 shares of its common stock.



/s/Ernst & Young
Ernst & Young
Chartered Accountants


Limassol, Cyprus
February 12, 1999